                                                              EXHIBIT 4(b)(ii)14

                                 Amendment No. 7
         to the Interconnection Agreement concluded on 23 December 1999, and to Amendment No. 1 thereof, concluded on 28 January, 2000,
             Amendment No. 2 thereof, concluded on 31 October, 2000,
            Amendment No. 3 thereof, concluded on 28 February, 2001,
              Amendment No. 4 thereof, concluded on 1 April, 2001,
             Amendment No. 5 thereof, concluded on 23 August, 2001,
           and Amendment No. 6 thereof, concluded on 11 October, 2001 between the Contracting Parties EuroTel Bratislava, a.s.
                                and Globtel, a.s.
                  (hereinafter referred to as the "Agreement")

This Amendment No. 7 was concluded with effect from January 1st, 2002 by and between:

EuroTel Bratislava, a.s.
Registered office:  Vajnorska 100/A, 831 03 Bratislava
Company's reg. No.: 35 70 50 19
Tax reg. No.:       35 70 50 19/600
Bank/Account No.:   Tatra Banka 2625022508/1100
Represented by:     Ing. Jozef Barta, Director General/Procurator
                    JUDr. Jan Pitonak, General Counsel/Proxy

                   (hereinafter referred to as "EuroTel" or "Party")

and

Globtel, a.s.
Registered Office:  Prievozska 6/A, 821 09 Bratislava
Company's reg. No.: 35 69 72 70
Tax reg. No.:       35 69 72 70/601
Bank/Account No.:   Tatra Banka 2623005720/1100
Represented by:     Ing. Pavol Lancaric, CSc., Director General

                   (hereinafter referred to as "Globtel" or "Party")

Whereas the Telecommunication Office of the Slovak Republic allocated to Globtel numeric blocks 187xx and 188xx by Decision of Number Allocation No. 0l2/2001 of 14 June 2001 under Section 30 and subs. of Act No. 195/2000 Coll. on Telecommunications;

Whereas the Telecommunication Office of the Slovak Republic allocated to EuroTel numeric blocks 183xx and 184xx by Decision on Number Allocation No. 016/2001 of July 4, 2001 under Section 30 and subs. of Act No. 195/2000 Coll. on Telecommunications;

Whereas Globtel applied in writing for establishment of access to NMT and GSM networks operated by EuroTel for numeric blocks 187xx and 188xx:

                                      1/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

Whereas EuroTel applied in writing for establishment of access to GSM network operated by Globtel for numeric blocks 183xx and 184xx;

Whereas Globtel proposed the adjustment of interconnection charges and extension of the Agreement till 30 September 2001 in accordance with applicable wording of Art. 3, section 3.9 of the Interconnection Agreement;

Whereas Globtel suggested changing the contact person mentioned in Annex VII of the Agreement;

The Parties have agreed to amend Article 2 section 2.11, Article 3 section 3.9,
Article 7, Article 13 section 13.1 of the Agreement and Annex IV, Annex V, Annex VI and Annex VII to the Agreement as follows:

                                       I.

Original wording of an Article 2. Interconnections, section 2.11 has been cancelled and substituted by new wording which reads:

"2.11. The Parties cannot use radio relay or local connection, equipment, and services rendered under this Agreement for other than legal purposes and purposes mentioned in Annex IV hereto."

                                       II.

Original wording of an Article 3. Prices and Payments, section 3.9. has been cancelled and substituted by new wording which reads:

"3.9. Prices specified in this Article 3, as well as in Annex V shall remain valid till December 31, 2002. Four calendar months before the end of the above period, i.e. by August 31, 2002 at the latest, any of the Parties shall be entitled to deliver to the other Party a proposal to adjust existing applicable prices for interconnection in a manner specified in this Agreement, structured by categorise of calls specified in Annex IV hereto. The other Party shall be obligated to start negotiations on prices for interconnection in terms of the proposal within five (5) days of the date of delivery of such proposal to adjust prices for interconnection. Should new prices for interconnection for the period after January 1, 2003 be not agreed on, prices specified in this Article 3 as well as in Annex V shall remain in force till 31 December 2003. In such case, the term of the Agreement shall also be extended in terms of section 13.1 of Article 13 till 3l December 2003."

                                      III.

Original wording of an Article 7. Numbering Arrangements has been cancelled and substituted by new wording which reads:

"ARTICLE 7. NUMBERING ARRANGEMENTS
----------------------------------

                                      2/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

7.1. Globtel shall establish access to NMT network operated by EuroTel with network object code "901" as well as an access for numeric blocks 183xx a 184xx and to GSM network operated by EuroTel with network object codes "902", "903", "904" as well as an access for numeric blocks 183xx a 184xx, which were allocated to EuroTel. Globtel shall establish access to NMT network operated by EuroTel for numeric blocks 183xx a 184xx and to GSM network operated by EuroTel for numeric blocks 183xx a 184xx on the day, Record of Readiness shall be signed by both Parties, latest on February 1st, 2002. The specimen of Record of Readiness is listed in annex No. l of this Amendment No. 7. Should another network object code or another numeric block be allocated to EuroTel in future, Globtel shall establish access to NMT and GSM networks operated by EuroTel also to such code or numeric block.

7.2. EuroTel shall establish access to GSM network operated by Globtel with network object codes "905", "906", "907", "908" as well as an access for numeric blocks 187xx, 188xx which were allocated to Globtel. EuroTel shall establish access to GSM network operated by Globtel for numeric blocks 187xx a 188xx on the day, Record of Readiness shall be signed by both Parties, latest on February 1st 2002. The specimen of Record of Readiness is listed in annex No. 1 of this Amendment No. 7. Should another network object code or another numeric block be allocated to Globtel in future, EuroTel shall establish access to GSM network operated by Globtel also to such code or numeric block.

7.3. The Parties shall be obligated to establish access to network to any other allocated network object code (i.e. not including network object codes set forth in Section 7.l and 7.2 of this Article) or numeric blocks within 30 calendar days of the date of delivery of a written request for establishment thereof. The date of the commercial open-up of network interconnection with any further network object code or numeric block shall be acknowledged by the Parties in the written Record of Readiness. The specimen of Record of Readiness is given in the Annex 1 of this Amendment No. 7. Numeric blocks shall be used in compliance with Numbering plan enacted by Telecommunication Office of Slovak republic."

                                      IV.

Original wording of an Article 13. Commencement and Duration of the Agreement,
section 13.1 has been cancelled and substituted by new wording which reads:

"13.1. This Agreement shall become effective on the day specified in the heading hereof and remain in force till 31 December 2002, unless not extended in terms of section 3.9 of Article 3 thereof."

                                       V.

1. Original wording of an Annex IV Classification of Services, clause I Introduction, has been cancelled and substituted by new wording which reads:

"1. Introduction
1.A.1 The below Table of Time-Division Intervals classifies traffic as "peak" and "off-peak" for purposes of different pricing:

                                      3/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

                        Table of Time-Division intervals
                        --------------------------------

--------------------------------------------------------------------------------
                                              Days of the Week
--------------------------------------------------------------------------------
Type              Time interval   Operation   Work days   Sat, Sun   H*
--------------------------------------------------------------------------------
Time Period I     07.00-19.00     peak        x
--------------------------------------------------------------------------------
Time Period II    19.00-07.00     off-peak    x
--------------------------------------------------------------------------------
Time Period III   00.00-24.00     off-peak                X          x
--------------------------------------------------------------------------------

*Note: H indicates public holidays and non-working days as approved by the
       National Council of the Slovak Republic.
The Table of Time Intervals shall always be taken into account in classifying Calls.

1.A.2 Sections 2., 3., 4. and 5. deal with Voice, Data and Fax type of Communication as follows:

a) Section 2 of this Annex deals with Calls which cross the point of Interconnection in the EuroTel GSM - Globtel GSM direction or the EuroTel GSM - ST - Globtel GSM direction when crossing out of the point of Interconnection.

b) Section 3 of this Annex deals with Calls which cross the point of Interconnection in the EuroTel NMT - Globtel GSM direction or the EuroTel NMT - ST - Globtel GSM direction when crossing out of the point of Interconnection.

c) Section 4 of this Annex deals with Calls which cross the point of Interconnection in the Globtel GSM - EuroTel GSM direction or the Globtel GSM - ST - EuroTel GSM direction when crossing out of the point of lnterconnection.

d) Section 5 of this Annex deals with Calls which cross the point of Interconnection in the Globtel GSM - EuroTel NMT direction or the Globtel GSM - ST - EuroTel GSM direction when crossing out of the point of Interconnection.

e)   Section 6 of this Annex deals with Services CLIP, CLIR and SMS.

1.A.3 The Parties have agreed that for purposes of routing the traffic between the Systems:

a)   (....) Calls from the GSM Network operated by Globtel to the GSM Network operated by EuroTel will be marked by the prefix 902, 903, 904, 183 and 184 without a zero at the beginning;
b)   (....) Calls from the GSM and NMT Networks operated by, EuroTel to the GSM
     Network operated by Globtel will be marked by the prefix 905, 906, 907, 908, 187 and 188 without zero at the beginning;
c)   (....) Calls from the GSM Network operated by Globtel to the NMT Network operated by EuroTel will be marked by the prefix 901 without a zero at the beginning;".

                                      4/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

2. Original wording of an Annex IV Classification of Services, clause 2 has been complemented with new section 2.A.5, which reads as follows:

     "2.A.5 Category E: EuroTel GSM - Globtel GSM (numbers 187xx, 188xx);
                     -
     both peak and off peak operation hours

     Category E comprises all calls from GSM network operated by EuroTel to
              -
     GSM network operated by Globtel in time bands I., II., III. (see Table of Time-Division Intervals) to numbers: 187xx and 188xx.".

3. Original wording of an Annex IV Classification of Services, clause 3 has been complemented with new Section 3.A.5, which reads as follows:

     "3.A.5 Category F: EuroTel NMT - Globtel GSM (munbers 187xx,188xx); both peak and off peak operation hours

     Category F comprises all calls from NMT network operated by EuroTel to
              -
     GSM network operated by Globtel in time bands I., II., III. (see Table of Time-Division Intervals) to numbers: 187xx and 188xx."

4. Original wording of an Annex IV Classification of Services, clause 4 has been complemented with new section 4.A.5, which reads as follows:

     "4.A.5 Category e: Globtel GSM - EuroTel GSM (numbers 183xx, 184xx);
                     -
     both peak and offpeak operation hours

     Category e comprises all calls from GSM network operated by Globtel to GSM
              -
     network operated by EuroTel in time bands I., II., III. (see Table of Time-Division Intervals) to numbers: 183xx a 184xx."

                                  VI.

1. Original wording of an Annex V Interconnection Prices, clause 2 has been changed and complemented as follows:

     "2.1 Prices for interconnection of calls from the GSM network operated by the EuroTel company to the GSM network operated by the Globtel company and prices for interconnection of calls from the GSM network operated by the EuroTel company via the ST network to the GSM network operated by the Globtel company.

     2.2  Prizes For a minute:

          Category A  :  5.80     SKK
                   -
          Category B  :  3.90     SKK
                   -
          Category A1 :  5.80     SKK
                   --
          Category B1 :  3.90     SKK
                   --
          Category E  :  2.20     SKK".
                   -

                                      5/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

2. Original wording of an Annex V Interconnection Prices, clause 3 has been changed and complemented as follows:

     "3.1 Prices for interconnection of calls from the NMT network operated by the EuroTel company to the GSM network operated by the Globtel company and prices for interconnection of calls from the NMT network operated by the EuroTel company via the ST network to the GSM network operated by the Globtel company.

     3.2  Prices for a minute:
          Category C  :  5.80     SKK
                   -
          Category D  :  3.90     SKK
                   -
          Category C1 :  5.80     SKK
                   --
          Category D1 :  3.90     SKK
                   --
          Category F  :  2.20     SKK".
                   -

3. Original wording of an Annex V Interconnection Prices, clause 4 has been changed and complemented as follows:

     "4.1 Prices for interconnection of calls from the GSM network operated by the Globtel company to the GSM network operated by the EuroTel company and prices for interconnection of calls from the GSM network operated by the Globtel company via the ST network to the GSM network operated by the EuroTel company

     4.2  Prices for a minute:
          Category a  :  5.80     SKK
                   -
          Category b  :  3.90     SKK
                   -
          Category a1 :  5.80     SKK
                   --
          Category b1 :  3.90     SKK
                   --
          Category e  :  2.20     SKK".
                   -

4. Original wording of an Annex V Interconnection Prices, clause 5 has been changed and complemented as follows:

     "5.1 Prices for interconnection of calls from the GSM network operated by the Globtel company to the NMT network operated by the EuroTel company and prices for interconnection of calls from the GSM network operated by the Globtel company via the ST network to the NMT network operated by the EuroTel company

     5.2  Prices for a minute:
          Category c  :  5.80     SKK
                   -
          Category d  :  3.90     SKK
                   -
          Category c1 :  5.80     SKK
                   --
          Category dl :  3.90     SKK".
                   --

                                      6/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

                                      VII.

     1. Original wording of an Annex VI, clause 1. Basis for Invoicing has been cancelled and substituted by new wording which reads:

          BASIS FOR INVOICING

          "BASIS PROVIDED BY EUROTEL FOR INVOICING

          EuroTel shall provide Globtel with data in terms of Art. 4.2. of the Interconnection Agreement in the following format:
     ----------------------------------------------------------------
     Period:
     ----------------------------------------------------------------
     Category                       Operation   Number of   Number of
     of calls                                   calls       minutes
     ----------------------------------------------------------------
       A        GSM ETB - GT        peak
     ----------------------------------------------------------------
       B        GSM ETB - GT        off-peak
     ----------------------------------------------------------------
       C        NMT ETB - GT        peak
     ----------------------------------------------------------------
       D        NMT ETB - GT        off-peak
     ----------------------------------------------------------------
       E        GSM ETB - GT
                (SPEC.NO.)
     ----------------------------------------------------------------
       F        NMT ETB - GT
                SPEC-NO.)
     ----------------------------------------------------------------
       A1       GSM ETB-ST-GT       peak
     ----------------------------------------------------------------
       B1       ETB - ST - GT       off-peak
     ----------------------------------------------------------------
       C1       NMT ETB - ST - GT   peak
     ----------------------------------------------------------------
       D1       NMT ETB - ST - GT   offpeak
     ------------------------------------------------------------------

     2. Original wording of an Annex VI, clause 2, Basis for Invoicing has been cancelled and substituted by new wording which reads:

          BASIS FOR INVOICING

          "BASIS PROVIDED BY GLOBTEL FOR INVOICING

          Globtel shall provide EuroTel with data in terms of Art. 4.2. of the Interconnection Agreement in the following format:

     ----------------------------------------------------------------
     Period:
     ----------------------------------------------------------------
     Category                       Operation   Number of   Number of
     of calls                                   calls       minutes
     ----------------------------------------------------------------
     a          GT - GSM ETB        peak
     ----------------------------------------------------------------
     b          GT -GSM ETB         off-peak

     ----------------------------------------------------------------
     c          GT -NNIT ETB        peak

     ----------------------------------------------------------------
     d          GT-NMT  ETB         off-peak
     ----------------------------------------------------------------
     e          GT -GSM ETB
                (SPEC.NO.)
     ----------------------------------------------------------------
     a1         GT - ST - GSM ETB   peak
     ----------------------------------------------------------------
     b1         GT - ST -NMT ETB    off-peak
     ----------------------------------------------------------------
     c1         GT - ST - NMT ETB   peak
     ----------------------------------------------------------------
     dl         GT - ST - NMT ETB   off-peak
     ----------------------------------------------------------------

                                      7/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

                                      VIII.

     Original wording of an Annex VII The list of contacting persons for the needs of reporting according to the article 21 thereof, clause 3 of the Annex has been modified and amended as follows:

     "3.1     Globtel. a.s.
              -------------

              Responsible office:           Prevadzkove centrum (Operating Centre),
                                            Dolna 10, Banska Bystrica
              Headed by:                    Ing.Stanislav Kollar
              Responsible employee:         employee PC
              Telephone number:             048/4153984
              Mobile telephone number:      0905/012447
              Fax number:                   048/4153985

     3.2      EuroTel Bratislava, a.s.
              ------------------------

              Responsible office            Dohl'adove centrum (Operating Centre),
                                            Jarosova 1, Bratislava
              Headed by:                    Ing.Juraj Schmidt
              Responsible employee:         employee DC
              Telephone number:             02/ 4425 0811
               Mobile telephone number:     0901/700 090, 0903/700 090
              Fax number:                   02/ 4425 2852"

                              Final provisions

                                      IX.

     Parts of the Agreement concluded by and between the Contracting Parties on 23 December 1999, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, and Amendment No. 6 thereto, which were not amended by this Amendment No. 7, shall remain in full force and effect unchanged.

                                       X.

     This Amendment No. 7 is executed in four counterparts of which two in Slovak language and two in English language, provided that in case of variance, the Slovak version prevails. Each of the copies is deemed original and each of the Parties shall receive one copy in Slovak and one copy in English after signing them.

                                       XI.

     1. Amendment No. 7 shall become valid and effective as of 1 January 2002 and it shall form an integral part of the Interconnection Agreement of 23 December 1999 and Amendment No. 1, concluded on 28 January 2000, Amendment No. 2, concluded on 31 October 2000, Amendment No. 3, concluded on 28 February 2001, Amendment No. 4, concluded on 01 April 2001, Amendment No. 5, concluded on 23 August 2001, and Amendment No. 6, concluded on 11 October 2001 by and between the Parties.

     2. In witness whereof, the Parties have signed this Amendment No. 7 on their own behalf on the day set below. Each of the Parties hereby declares and warrants that

                                      8/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

          the person who has signed this Amendment No. 7 on its behalf is fully authorised to do so.

     3. An Annex l, "Specimen of Record of Readiness", forms an inseparable part of this Amendment No. 7 to the Agreement.

     On behalf of EuroTel Bratislava, a.s.
     Bratislava, on
                    ---------------------


     /s/ Ing. Jozef Barta
     --------------------------------------------
     Name:     Ing. Jozef Barta
     Position: CEO/Procurator


     /s/ JUDr. Jan Pitonak
     --------------------------------------------
     Name:     JUDr. Jan Pitonak
     Position: General Legal Counsel/Procurator


     On behalf of Globtel, a.s.
     In Bratislava, on 14.12.01


     /s/ Ing. Pavol Lancaric, CSc.
     --------------------------------------------
     Name:     Ing. Pavol Lancaric, CSc.
     Position: Director General

                                      9/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

                           Annex 1 to Amendment No. 7
                           --------------------------
            to the Interconnection Agreement dated December 23, 1999

                                    Specimen:
                              Record of Readiness
                              -------------------

     to commercial operation of the point of interconnection with respect to conclusion of Amendment No. 7 to the Interconnection Agreement

     1. Test results of devices measuring operation of new numeric blocks allocated to Globtel - 187xx, I88xx, and EuroTel - 183xx, 184xx between networks:

     ---------------------------------------------------------------------------
     Measurements of operation through   Result - Compliance
     the points of interconnection
     ---------------------------------------------------------------------------
     EuroTel Bratislava, a.s.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     Globtel, a.s.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     2. The Parties hereby declare in concert that the installed devices are able to measure operation between the networks of Globtel, a.s. and Eurotel Bratislava a.s. also in new numeric blocks with required parameters, provided that all technical requirements of mutual clearing of operation between the networks in terms of the Interconnection Agreement are met.

     3. Simultaneously, it is stated that all requirements of commercial open-up of operation of new numeric blocks allocated to Globtel - 187xx, 188xx, and EuroTel - 183xx, 184xx are met, and opening between networks operated by Globtel and EuroTel may be put into commercial operation on XX.xxxxx.XXXX(day, month, year)

     4. This Record of Readiness is executed in four counterparts of which two in Slovak language and two in English language, provided that in case of variance, the Slovak version shall prevail. Each of the copies is deemed original and each of the Parties shall receive one copy in Slovak and one copy in English after signing them.

                                      10/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.

     5,   This Record of Readiness constitutes an integral part of Amendment
          No. 7 dated on 14 December 2001 to the Interconnection Agreement, concluded by and between Globtel, a.s. and Eurotel Bratislava, a.s. on 23 December 1999


          In Bratislava, on
                            ---------------

          EuroTel Bratislava, a.s.            Globtel, a.s,


          ---------------------------------   ----------------------------------


          ---------------------------------   ----------------------------------

                                      11/11
Ammendment No. 7 to the Interconnect Agreement dated December 23, 1999 EuroTel Bratislava. a.s. and Globtel. a.s.